Exhibit 10.11

STOCK OPTION AGREEMENT

UNDER

DCB FINANCIAL CORPORATION

STOCK OPTION PLAN

THIS AGREEMENT (“Agreement”) is made and entered into effective as of the      day of             , 2012, by and between DCB FINANCIAL CORP. (the “Company”) and                      (the “Employee”).

WHEREAS, the Board of Directors of the Company has adopted a Stock Option Plan effective as of December 1, 2003 and amended effective September 19, 2005 (the “Plan”), to encourage and enable certain key employees of the Company to acquire or increase their proprietary interest in the Company, thus providing them with a more direct concern in its welfare and assuring a closer identification of their interests with those of the Company; and

WHEREAS, the Employee is one of such key employees.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.    Grant and Terms. The Company hereby grants to the Employee the option to purchase all or any part of an aggregate of              shares of the common stock of the Company, par value $5.00 per share, at the purchase price of              cash per share (the “Options”), under the terms and subject to the conditions set forth herein and in the Company’s Stock Option Plan (the “Plan”), which is incorporated by reference into this Agreement. By executing this Agreement, Employee acknowledges receipt of a copy of the Plan.

2.    Exercise Period. Subject to Section 7 hereof, the Options will vest ratably over a five-year period and may be exercised as follows:

Date	Options Vested

Notwithstanding the foregoing, each outstanding Option shall become immediately fully exercisable as provided in Section 6(j) of the Plan, except as described in Section 7 of this Agreement.

All of the Options must be exercised on or before September 15, 2019. Options that are not exercised on or before September 15, 2019 shall terminate, become null and void, and have no further force or effect.

3.    Incentive Stock Options. The Options granted herein shall be Incentive Stock Options with the characteristics, rights and limitations set forth in the Plan.

4.    Method of Exercise and Payment. Subject to the provisions of Section 1, above, the option granted hereunder shall be exercisable by giving not less than two weeks’ written notice of exercise to the Company, specifying the number of shares to be purchased, and accompanied by payment of the full cash purchase price therefore. Such notice must also comply with the requirements of Section 6(d) of the Plan.

5.    Non-Transferability. This option shall not be transferable by the Employee or by the Employee’s executor, administrators or heirs otherwise than by will or the laws of descent and distribution.

6.    Optionee Not Stockholder. Employee shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

7.    Termination Prior to Corporate Change. If Employees’ employment with the Company is terminated prior to a Corporate Change (as defined in the Plan), including, by way of example and not limitation, if any person or entity (including a “group” as contemplated by the Change in Bank Control Act) acquires or gains ownership of control of (including, without limitation, power to vote) more than 50% of the outstanding shares of the Company’s common stock, any unexercised options will immediately terminate; provided, however, if Employee’s employment with the Company is terminated within three months prior to, or within one year following, a Corporate Change, any unexercised Options shall be considered fully vested and Employee shall have any and all rights due under this Agreement as if his employment had not been terminated. The determination as to whether a Corporate Change or an agreement to effect a Corporate Change has occurred shall be made by the Board of Directors and shall be conclusive and binding absent manifest error.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DCB FINANCIAL CORP.

By:
Brian Mason, Chairman of the Board

EMPLOYEE:

By: